EXHIBIT 3.8

                              ARTICLES OF AMENDMENT
                                       OF
                              SAKER ONE CORPORATION

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                              SAKER ONE CORPORATION

         Pursuant to the provisions of Section 16-10-57, Utah Code Annotated, 1953, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

         FIRST:            The name of the corporation is Saker One Corporation

         SECOND: All of the common voting stock of the corporation, whether issued or not, is to be split in reverse on a ratio of 10 to 1, so as to reduce the number of shares authorized from 100,000,000 to 10,000,000, and reduce the number of shares issued and outstanding from 99,389,995 to 9,938,999 proportionately among issued and outstanding shares. The par value of said shares shall be increased from $0.001 (one mill) to $0.01 (one cent) per share so that the par value of the authorized stock shall remain at $100,000.00. Articles IV of the Articles of INCORPORATION WAS AMENDED BY THE SHAREHOLDERS OF THE CORPORATION ON THE 21ST day of November, 1989, in the manner prescribed by the Utah Business Corporations Act to read as follows:

                                   ARTICLE IV
                                AUTHORIZED SHARES

1. The aggregate number of shares which the Corporation shall have authority to issue is 10,000,000 shares, having a par value of $0.01 (one cent) per share. The stock shall be designated as Class "A" voting common stock and shall have the same rights and preferences. The stock of the Corporation shall be nonassessable. Fully paid stock of this Corporation shall not be liable to any further call or assessment. The total capitalization shall be $100,000.

2. The shares of Class "A" common stock shall not be divided into classes and may not be issued in series.

         THIRD: The number of common voting shares of the corporation outstanding at the time of the adoption of the amendment was 99,389,995 and the number of shares entitled to vote on said amendment was 99,389,995.

         FOURTH: The number of shares voting for the proposed amendment was 68,208,320 and the number of shares voting against the proposed amendment was 15,650.


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         FIFTH:  This amendment does not increase the authorized capital stock of the corporation and it remains at $100,000.

         DATED THIS 21ST day of November, 1989.

                                                     SAKER ONE CORPORATION

                                                     BY:/S/JOHN J. SASSAK
                                                     President

ATTEST:

/S/DAWN SASSAK
Secretary



STATE OF MICHIGAN                   )
                                    )ss.
COUNTY OF WAYNE                     )

         We, John J. Sassak and Dawn Sassak, respectively president and secretary of Saker One Corporation, a Utah Corporation hereby certify as follows:

That a duly constituted meeting of the stockholders of the corporation was held at 39940 Ford Road, Canton, Michigan 48180, on the 21st day of November, 1989 at 4:00 p.m. and that at such meeting a majority of the shareholders of the corporation were present in person or by proxy, that the foregoing Articles of Amendment were adopted by vote of a majority of the shares as shown in Article Four of the Articles of Amendment and that thereupon the said amendment was duly adopted.

         IN WITNESS WHEREOF, we have made, subscribed and acknowledge the foregoing to be true of our own knowledge this 22nd day of November, 1989.

                                                     /S/JOHN J. SASSAK
                                                     -----------------
                                                     John J. Sassak, President

                                                     /S/DAWN Y. SASSAK
                                                     -----------------
                                                     Dawn Y. Sassak, Secretary

         SUBSCRIBED AND SWORN TO BEFORE ME THIS 22ND day of November, 1989.

MY COMMISSION EXPIRES:                               /S/D.O. SUMMERS
                                                     ---------------
                                                     Notary Public

May 1, 1990                                          Residing in Wayne County